Exhibit 99.1

NRG Energy, Inc. Raises 2025 Guidance and Announces Third Quarter 2025 Earnings Call

HOUSTON—September 17, 2025—NRG Energy, Inc. (NYSE: NRG) today increases its 2025 guidance as follows:

•	Adjusted Net Income guidance increased to $1,470 - $1,590 million from $1,330 - $1,530 million, representing a midpoint increase of $100 million

•	Adjusted EPS guidance increased to $7.55 - $8.15 from $6.75 - $7.75, representing a midpoint increase of $0.60

•	Adjusted EBITDA guidance increased to $3,875 - $4,025 million from $3,725 - $3,975 million, representing a midpoint increase of $100 million

•	Free Cash Flow before Growth (FCFbG) guidance increased to $2,100 - $2,250 million from $1,975 - $2,225 million, representing a midpoint increase of $75 million

The revised guidance reflects NRG's exceptional business performance across all segments and favorable weather in the first quarter.

"For the second straight year, NRG is raising guidance after the summer, demonstrating the strength of our platform and our team's execution," said Larry Coben, NRG Chair, President, and Chief Executive Officer. "We are delivering consistently improving results and are positioned to create lasting value for our customers and shareholders as we look ahead."

2025 Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG Guidancea

	2025	2025
(In millions, except per share amounts)	Original Guidance	Revised Guidance
Adjusted Net Income	$1,330 - $1,530	$1,470 - $1,590
Adjusted EPS	$6.75 - $7.75	$7.55 - $8.15
Adjusted EBITDA	$3,725 - $3,975	$3,875 - $4,025
FCFbG	$1,975 - $2,225	$2,100 - $2,250

a Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG are non-GAAP financial measures; see Appendix tables A-1 and A-2 for GAAP reconciliations. Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA exclude fair value adjustments related to derivatives. The Company does not guide to GAAP Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Third Quarter 2025 Financial Results Conference Call

NRG plans to report its third quarter 2025 financial results on Thursday, November 6, 2025. Management will present quarterly results during a conference call and webcast at 9:00 a.m. EST (8:00 a.m. CST).

The Company will issue a press release regarding the third quarter 2025 financial results prior to the conference call, and it will be available on the NRG website at nrg.com.

The live webcast and presentation materials can be accessed at investors.nrg.com by clicking the “presentations and webcasts” link. A replay of the webcast will be available on the site for those unable to listen in real-time.

About NRG

NRG Energy, Inc. is leading the future of energy—now. Our solutions power a smarter, brighter future by helping customers achieve today's goals while solving for the challenges of tomorrow. Every day, we deliver innovative natural gas, electricity, and smart home solutions to customers large and small across North America. Visit nrg.com for more information, and connect with us on Facebook, Instagram, LinkedIn, and X.

Safe Harbor

In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about NRG’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, the imposition of tariffs and escalation of international trade disputes, the inability to close (or any delay in closing) the proposed acquisition of the portfolio of assets from LS Power (the “Acquisition’), the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement relating to the proposed Acquisition (including the inability to obtain required governmental and regulatory approvals in a timely manner or at all), the inability to obtain financing for the proposed Acquisition, the inability of the combined company to realize expected synergies and benefits of integration (or that it takes longer than expected) which may result in the combined company not operating as effectively as expected, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, the volatility in demand for power and gas, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, the failure of NRG’s expectations regarding load growth to materialize, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its market operations and supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, operational and reputational risks related to the use of artificial intelligence and the adherence to developing laws and regulations related to the use thereof, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, customer origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company-wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain retail customers, the ability to successfully integrate businesses of acquired assets or companies (including the proposed Acquisition), NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan, and the other risks and uncertainties discussed in this release and in our Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC. Achieving investment grade credit metrics is not an indication of or guarantee that NRG will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow before Growth guidance are estimates as of September 17, 2025. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the SEC at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media

Ann Duhon

713.562.8817

NRGMediaRelations@nrg.com

Investors

Brendan Mulhern

609.524.4767

investor.relations@nrg.com

Appendix Table A-1: 2025 Guidance Reconciliations

The following table summarizes the 2025 Guidance calculations of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income:

	2025 Original	2025 Revised
(In millions, except per share amounts)	Guidance[7]	Guidance[7]
Net Income[1]	$1,025 - $1,225	$1,080 - $1,200
Interest expense, net	635	625
Income tax expense[2]	390 - 440	355 - 385
Depreciation and amortization	1,400	1,400
ARO expense	25	30
Stock-based compensation	100	100
Acquisition and divestiture integration and transaction costs	20	75
Other[3]	130	210
Adjusted EBITDA	$3,725 - $3,975	$3,875 - $4,025
Adjusted interest expense, net[4]	(635)	(625)
Depreciation and amortization	(1,400)	(1,400)
Adjusted Income before income taxes	$1,690 - $1,940	$1,850 - $2,000
Adjusted income tax expense[5]	(293) - (343)	(313) - (343)
Adjusted Net Income before Preferred Stock dividends	$1,397 - $1,597	$1,537 - $1,657
Cumulative dividends attributable to Series A Preferred Stock	(67)	(67)
Adjusted Net Income[6]	$1,330 - $1,530	$1,470 - $1,590
Weighted average number of common shares outstanding - basic	197	195
Adjusted EPS	$6.75 - $7.75	$7.55 - $8.15

1 The Company does not guide to Net Income due to the impact of fair value adjustments related to derivatives in a given year. For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero

2 Represents anticipated GAAP income tax

3 Includes adjustments for sale of assets, deactivation costs, and other and non-recurring charges; 2025 Revised Guidance includes, within other and non-recurring charges, $(100) million of property insurance proceeds and $180 million of reserves for legal matters

4 Excludes mark-to-market gains/losses on interest hedges

5 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items. Other adjustments are shown on pre-tax basis

6 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

7 Items may not sum due to rounding

Appendix Table A-2: 2025 Guidance Reconciliations

The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

	2025 Original	2025 Revised
(In millions)	Guidance	Guidance
Adjusted EBITDA	$3,725 - $3,975	$3,875 - $4,025
Interest payments, net[1]	(610)	(550)
Income tax payments[2]	(125)	(125)
Gross capitalized contract costs	(895)	(930)
Working capital/other assets and liabilities[3]	(10)	(85)
Cash provided by operating activities[4]	$2,085 - $2,335	$2,185 - $2,335
Acquisition and other costs[3]	35	100
Adjusted cash provided by operating activities	$2,120 - $2,370	$2,285 - $2,435
Maintenance capital expenditures, net[5]	(240) - (260)	(280) - (300)
Environmental capital expenditures	(20) - (30)	(40) - (50)
Cost of acquisition	130	150
Free Cash Flow before Growth Investments (FCFbG)	$1,975 - $2,225	$2,100 - $2,250

1 2025 Revised Guidance Interest payments, net represents Interest expense, net of ($625 million) on Appendix Table A-1 plus $75 million accrued interest expense not yet paid

2 2025 Revised Guidance Income tax payments, net represents Adjusted income tax expense of ($355 million) – ($385 million) on Appendix Table A-1 plus $230 million – $260 million accrued income tax expense not yet paid

3 Working capital/other assets and liabilities includes payments for Acquisition and divestiture integration and transition costs, which is adjusted in Acquisition and other costs, and includes net deferred revenues

4 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities

5 Maintenance capital expenditures, net is presented net of W.A. Parish Unit 8 insurance recoveries of ~$100 million related to property, plant and equipment

Non-GAAP Financial Measures

NRG reports its financial results in accordance with the accounting principles generally accepted in the United States (GAAP) and supplements with certain non-GAAP financial measures. These measures are not recognized in accordance with GAAP and should not be viewed in isolation or as an alternative to GAAP measures of performance. In addition, other companies may calculate non-GAAP financial measures differently than NRG does, limiting their usefulness as a comparative measure.

NRG uses the following non-GAAP measures to provide additional insight into financial performance:

•	Adjusted EBITDA: Defined as net income less interest, taxes, depreciation, and amortization, impact of asset retirement obligation expenses and contract amortization (consisting of amortization of power and fuel contracts and amortization of emission allowances), and as further adjusted for stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, restructuring costs, and other non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments or non-controlling interests. Adjusted EBITDA is intended to facilitate period-to-period comparisons and is widely used by investors for performance assessment.

•	Adjusted Net Income: Defined as net income available to common shareholders excluding the impact of asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances, stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments and non-controlling interests.

•	Adjusted Earnings per Share (EPS): Defined as Adjusted Net Income, divided by the average basic common shares outstanding. The Company believes that using average basic common shares outstanding offers a more accurate view of recurring per-share earnings, as it better reflects the impact of the fully hedged convertible note callable in mid-2025.

•	Adjusted Cash Provided/(Used) by Operating Activities: Defined as cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, adjustment for change in collateral, and the impact of extraordinary, unusual or non-recurring items.

•	Free Cash Flow before Growth Investments: Defined as Adjusted Cash provided/(used) by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, and adjustments to exclude cost of acquisition related to growth.

Management believes these non-GAAP financial measures are useful to investors and other users of NRG's financial statements in evaluating the Company’s operating performance and growth, as well as the impact of the Company’s capital allocation program. They provide an additional tool to compare business performance across periods and adjust for items that management does not consider indicative of NRG’s future operating performance. Management uses these non-GAAP financial measures to assist in comparing financial performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.